Exhibit 32
SECTION 1350 CERTIFICATIONS
This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
The undersigned, who are the Co-Chief Executive Officers and Chief Financial Officer of Global Net Lease, Inc. (the “Company”), each hereby certify as follows:
The annual report on Form 10-K of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated the 27th day of February, 2024

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Co-Chief Executive Officer
(Co-Principal Executive Officer)

/s/ James L. Nelson
James L. Nelson
Co-Chief Executive Officer and President
(Co-Principal Executive Officer)

/s/ Christopher J. Masterson
Christopher J. Masterson
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)